Exhibit 99.1

7961 Shaffer Parkway
Suite 5
Littleton, CO 80127
Phone: 720-981-1185	Trading Symbol: VGZ
Fax: 720-981-1186	Toronto and NYSE American Stock Exchanges

NEWS

Vista Gold Corp. Enters into ATM Agreement

Denver, Colorado, November 22, 2017 – Vista Gold Corp. (TSX & NYSE American: VGZ) (“Vista” or the “Company”) today announced that, it has entered into an At-the-Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”) as sales manager.  Under the terms of the ATM Agreement, the Company will be entitled to sell, at its sole discretion and from time to time as it may choose, common shares in the capital of the Company (“Shares”) through Wainwright, with such sales having an aggregate gross sales value of up to US$10.0 million (the “Offering”).  The ATM Agreement will remain in full force and effect until the earlier of August 31, 2020, or the date that the ATM Agreement is terminated in accordance with the terms therein.

Sales of Shares, if any, will be made through distributions directly on the NYSE American LLC or other established United States trading market. Under the Offering, no offers or sales of Shares will be made in Canada, including through the Toronto Stock Exchange (the “TSX”) or other trading markets in Canada.  The Shares will be distributed at the market prices prevailing at the time of sale. As a result, prices of Shares sold under the Offering, if any, may vary between purchasers and distributions.

The Offering will be made by way of a prospectus supplement dated November 22, 2017 (the “Prospectus Supplement”) to the base prospectus contained in the Company’s existing U.S. shelf registration statement on Form S-3 (File No. 333-218979) (the “Registration Statement”), which became effective July 5, 2017.  The Prospectus Supplement and the base prospectus have been filed with the United States Securities and Exchange Commission (the “SEC”) and is, together with the related Registration Statement, available on the SEC’s website at www.sec.gov. Alternatively, Wainwright will provide copies of these documents upon request by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 4th Floor, New York, NY 10022 at atm@hcwco.com.

The Company believes that its existing working capital, coupled with potential future sources of non-dilutive financing will be sufficient to cover its fixed costs and project activities, including permitting and completion of the PFS update, for several years. This ATM Agreement is a low-cost means of providing additional balance sheet flexibility; however, the Company is under no obligation to exercise its right to sell Shares under the ATM Agreement. If market conditions improve significantly and Shares are sold, Vista intends to use the net proceeds for general corporate and working capital purposes.

The Company will pay Wainwright a commission equal to 2.0% of the gross sales price from sales, if any, of the Shares sold under the Offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, nor will there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Vista Gold Corp.

The Company is a well-funded gold project developer. Our principal asset is our flagship Mt Todd gold project in Northern Territory, Australia. Mt Todd is one of the largest known undeveloped gold projects in Australia.

For further information, please contact Connie Martinez at (720) 981-1185.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our belief that our existing working capital, coupled with potential future sources of non-dilutive financing will be sufficient to cover our fixed costs and project activities, including permitting and completion of the PFS update, for several years; if market conditions improve significantly and Shares are sold, our intent to use the net proceeds for general corporate and working capital purposes, are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our approved business plans, mineral resource and reserve estimates and results of preliminary economic assessments, prefeasibility studies and feasibility studies on our projects, if any, our experience with regulators, and positive changes to current economic conditions and the price of gold. When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed on February 22, 2017 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.